EXHIBIT 4(a)

                          FIRST SUPPLEMENTAL INDENTURE



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                            DENBURY MANAGEMENT, INC.,

                                     Issuer

                             DENBURY RESOURCES INC.,

                                    Guarantor



                      9% Senior Subordinated Notes Due 2008



                          FIRST SUPPLEMENTAL INDENTURE



                           Dated as of April 21, 1999



                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,

                                   As Trustee






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     THIS FIRST  SUPPLEMENTAL  INDENTURE,  dated as of April 21,  1999,  between
DENBURY RESOURCES INC., a Delaware  corporation (the "Company"),  and CHASE BANK
OF  TEXAS,  NATIONAL  ASSOCIATION,  as  Trustee  (the  "Trustee"),   amends  and
supplements the Indenture (as defined below).

                                    RECITALS

     WHEREAS, Denbury Management, Inc.("DMI"), as Issuer, Denbury Resources Inc., a corporation formed under the Canadian Business Corporation Act ("Denbury Canada"), as Guarantor, and the Trustee entered into the Indenture, dated as of February 26, 1998 (the "Indenture"), relating to DMI's 9% Senior Subordinated Notes due 2008 (the "Notes"); and

     WHEREAS, Denbury Resources Inc. has moved its corporate domicile from Canada to the United States under the laws of the State of Delaware (the
"Move"), and thereafter, DMI has merged with and into the Company (the "Merger"), with the Company being the surviving entity; and

     WHEREAS, the Company is required pursuant to the Indenture to succeed to and be substituted for, and exercise every right and power of DMI under the Indenture; and

     WHEREAS, the Company has assumed and does hereby assume the direct and primary obligation to pay the Notes and all DMI obligations under the Indenture, and by virtue of the Merger and by operation of law DMI and the Company have become the same entity, and thus, the Guaranty, if not otherwise eliminated by operation of law, is thereby extinguished; and

     WHEREAS, the Company has furnished to the Trustee an Officer's Certificate and Opinion of Counsel as required by Section 5.01(vi) of the Indenture; and

     WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms upon the Company and the Trustee have been fulfilled;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally binding, the parties hereto hereby agree as follows:

                                   ARTICLE ONE

                            ASSUMPTION OF OBLIGATIONS

     Section 1.01. The Company hereby acknowledges and agrees that, by virtue of the Merger and by operation of law, it has become a party to the Indenture and has assumed and does hereby assume all of the liabilities and obligations of DMI under the Indenture and the Notes in accordance with Section 5.01(i)(B) of the Indenture.

     Section 1.02. Pursuant to Section 9.05 of the Indenture, the Company shall issue and the Trustee shall authenticate new Notes that reflect this First Supplemental Indenture to be used upon issuance or reissuance of Notes after the date hereof.

     Section 1.03. Pursuant to Section 9.06 of the Indenture, the Company hereby indemnifies and holds harmless the Trustee from all liability, claims and damages which the Trustee may sustain or incur by reason of entering into this First Supplemental Indenture.

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                                   ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

     Section 2.01. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

     Section 2.02. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

     Section 2.03. This First Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

     Section   2.04.   This  First   Supplemental   Indenture  is  an  amendment
supplemental to the Indenture and said Indenture and this First Supplemental Indenture shall henceforth be read together.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the day and year first above written.

DENBURY RESOURCES INC.,                         CHASE BANK OF TEXAS, NATIONAL
a Delaware corporation, successor               ASSOCIATION, Trustee
by merger to Denbury Management, Inc.


By:______________________________               By:_____________________________
Name:  Phil Rykhoek                             Name:  Michael D. Scrivner
Title: Chief Financial Officer and Secretary    Title:  Vice President


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